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                                                                      Exhibit 19

MAY 19, 2004

FOR IMMEDIATE RELEASE

CUNO REPORTS RECORD SECOND QUARTER RESULTS

            -     Record second quarter Sales of $82.7 million (up 19%)

            -     Record second quarter diluted EPS of $0.49 (up 32%)

            -     Record second quarter Operating Margin of 15.1%

            -     Record second quarter Orders of $89.9 million

      Meriden, CT: CUNO Incorporated (Nasdaq:CUNO) today reported record second quarter results for the period ended April 30, 2004. Sales were $82.7 million, up 19% versus the same period in 2003 and up 13% in local currency. Net income for the second quarter increased by 34% to $8.4 million from $6.3 million reported in the same period in 2003. Diluted earnings per share for the period were a second quarter record $0.49, up 32% compared to $0.37 in the prior year period and up approximately 22% on a currency-adjusted basis.

Commenting on the Company's second quarter results, Mark G. Kachur, Chairman and Chief Executive Officer, said "Our record second quarter results reflect the strength and effectiveness of our business model. We achieved double-digit sales growth in each of our primary markets, including Potable Water, Healthcare and Fluid Processing. In addition, our geographic diversity contributed to our strong results, as international sales increased by 26% (up 12% in local currency), reflecting double-digit Sales growth in each of our major geographic segments."

For the first six months of 2004, sales were a record $158.2 million, up 17% (up 9% in local currency), and net income was $15.4 million versus $11.7 million in the prior year first half. Particularly strong sales growth in our international operations supplemented solid growth in North
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      America. Diluted earnings per share were a record $0.90, up 30% from $0.69 in the first six months of 2003 and up approximately 19% on a currency-adjusted basis.

   Commenting on business conditions and the outlook for CUNO, Mr. Kachur added, "Our incoming orders were a second quarter record $89.9 million and our backlog remains strong. As a result, we expect to achieve strong financial results in fiscal 2004, and are increasing our previous EPS guidance for the year to the $1.76-1.84 range (from $1.72-$1.80)."

A conference call will be held Thursday, May 20 at 10:00 a.m. (EDT) to review the Company's second quarter financial results and business outlook. The call-in number is 1-888-273-9885 for interested analysts and investors. Alternatively, visit us at www.cuno.com/investors to access the webcast of our conference call. Also, visit us at www.cuno.com for additional information about the Company.

      CUNO is a world leader in the design, manufacture and marketing of a comprehensive line of filtration products for the separation, clarification and purification of liquids and gases. CUNO's products, which include proprietary depth filters and semi-permeable membrane filters, are used in the potable water, healthcare, and fluid processing markets.

      CUNO wants to provide shareowners and prospective investors with more meaningful and useful information and, therefore, this press release includes various comments regarding business conditions and the outlook for CUNO, which reflect currently available information. These forward-looking statements are subject to risks and uncertainties which could cause performance or actual results to differ materially from those expressed herein. Such risks and uncertainties include, among other things: volumes of shipments of CUNO's products; changes in product mix and product pricing; costs of raw materials; the rate of economic and industry growth in the U.S. and the other countries in which CUNO conducts business; economic and political conditions in the foreign countries in which CUNO conducts a substantial part of its operations and other risks associated with international operations including exchange rate fluctuations; CUNO's ability to protect its technology; continuing beneficial relationships with customers; proprietary products and manufacturing techniques; changes in technology; changes in legislative, regulatory or industrial requirements and risks generally associated with new product introductions and applications; and domestic and international competition in CUNO's global markets. CUNO assumes no obligation to update the information contained in this press release.
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CUNO INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME  (UNAUDITED)
(dollars in thousands, except share and per-share amounts)


                                                      THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                          APRIL 30,                             APRIL 30,
                                                   2004               2003               2004               2003
                                               ------------       ------------       ------------       ------------

Net sales                                      $     82,745       $     69,305       $    158,154       $    135,742
Less costs and expenses:
    Cost of products sold                            43,676             38,027             84,229             74,710
    Selling, general and administrative              22,510             18,238             42,748             36,027
    Research, development and engineering             4,036              3,372              8,225              7,042
                                               ------------       ------------       ------------       ------------
                                                     70,222             59,637            135,202            117,779
                                               ------------       ------------       ------------       ------------

Operating income                                     12,523              9,668             22,952             17,963

Nonoperating income (expense):
    Interest expense                                    (87)              (134)              (170)              (281)
    Interest and other income, net                      216                 90                366                181
                                               ------------       ------------       ------------       ------------
                                                        129                (44)               196               (100)
                                               ------------       ------------       ------------       ------------

Income before income taxes                           12,652              9,624             23,148             17,863

Income taxes                                          4,208              3,320              7,699              6,171

                                               ------------       ------------       ------------       ------------
Net income                                     $      8,444       $      6,304       $     15,449       $     11,692
                                               ============       ============       ============       ============


Basic earnings per common share                $       0.51       $       0.38       $       0.93       $       0.70

Diluted earnings per common share              $       0.49       $       0.37       $       0.90       $       0.69

Basic shares outstanding                         16,694,466         16,638,881         16,690,853         16,601,152

Diluted shares outstanding                       17,214,286         17,014,779         17,211,187         16,956,848

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CUNO INCORPORATED
CONSOLIDATED CONDENSED BALANCE SHEETS

(dollars in thousands)                                             (unaudited)
                                                                    APRIL 30,      OCTOBER 31,
                                                                      2004            2003
                                                                   ---------       ---------
ASSETS
Current assets
    Cash and cash equivalents                                      $  59,737       $  57,603
    Accounts receivable, net                                          69,082          59,658
    Inventories, net                                                  36,696          31,058
    Deferred income taxes                                              9,156           9,020
    Prepaid expenses and other current assets                          4,812           4,306
                                                                   ---------       ---------
        Total current assets                                         179,483         161,645

Noncurrent assets
    Deferred income taxes                                              1,333           1,340
    Goodwill, net                                                     29,379          28,489
    Prepaid pension costs                                              7,943           7,923
    Other noncurrent assets                                            5,232           3,551
    Property, plant and equipment, net                                88,557          85,060
                                                                   ---------       ---------
        Total assets                                               $ 311,927       $ 288,008
                                                                   =========       =========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
    Current portion of long-term debt                              $     213       $     849
    Short-term bank loans                                             11,242          11,804
    Accounts payable                                                  26,822          20,850
    Accrued payroll and related taxes                                 15,722          17,456
    Other accrued expenses                                             9,430          10,443
    Accrued income taxes                                               5,196           2,558
                                                                   ---------       ---------
        Total current liabilities                                     68,625          63,960

Noncurrent liabilities
    Long-term debt, less current portion                                 539             401
    Deferred income taxes                                             10,003           9,862
    Accrued pension liability                                          5,631           5,457
   Other long term liabilities                                           391              --
                                                                   ---------       ---------
        Total noncurrent liabilities                                  16,564          15,720

STOCKHOLDERS' EQUITY
    Preferred Stock                                                       --              --
    Common Stock                                                          17              17
    Treasury Stock, at cost                                              (57)            (57)
    Additional paid-in-capital                                        56,771          53,787
    Unearned compensation                                             (1,876)           (784)
    Accumulated other comprehensive income (loss)                         --
          Foreign currency translation adjustments                     4,340           3,282
          Minimum pension liability, net                              (2,049)         (2,049)
          Fair value of derivative financial instruments, net             24              13
                                                                   ---------       ---------
                                                                       2,315           1,246
    Retained earnings                                                169,568         154,119
                                                                   ---------       ---------
        Total stockholders' equity                                   226,738         208,328
                                                                   ---------       ---------
        Total liabilities and stockholders' equity                 $ 311,927       $ 288,008
                                                                   =========       =========
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